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                                                                    EXHIBIT 4-6A

                       FIRST AMENDMENT TO LETTER AGREEMENT


         FIRST AMENDMENT dated as of September 30, 1997 (this "Amendment") to Letter Agreement dated as of August 25, 1996 ( the "Agreement") by and between NEW JERSEY RESOURCES CORPORATION (the "Borrower") and SOCIETE GENERALE, NEW YORK BRANCH (the "Bank"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Agreement.

                                   WITNESSETH:

         WHEREAS, pursuant to the Agreement, the Bank has provided the Borrower with a revolving credit facility in the amount of U.S. $10,000,000; and

         WHEREAS, the Borrower and the Bank wish to amend the Agreement as herein provided:
         NOW, THEREFORE. the parties hereto agree as follows:

         I. Amendment to the Agreement

         On the Amendment Effective Date (as hereinafter defined), the Agreement shall be amended by deleting(2 the definition of the term "Termination Date" in Section 1. I thereof and inserting the following in lieu thereof:

         " "Termination Date" means September 30, 1998 or the earlier date of termination in whole of the Commitment pursuant to Section 3.2."

         II. Effectiveness

         This Amendment shall become effective on the date (the "Amendment Effective Date") when (i) this Amendment shall have been signed by the parties hereto and (ii) the Borrower shall have delivered to the Bank (a) a new Promissory Note (the "New Note") in the form of Exhibit A attached hereto, duly executed on its behalf, (b) an opinion of the General Counsel of the Borrower. in form and substance satisfactory to the Bank, confirming the authority for the Borrower to execute and deliver this Amendment and the New Note and to obtain Advances from the Bank to the Termination Date, as amended by this Amendment and (c) a certificate from the Secretary or Assistant Secretary of the Borrower as to the incumbency of the persons who are authorized to execute and deliver this Amendment and the New Note on its behalf and to request Advances pursuant to the Agreement.
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         III.  Representations and Warranties

         In order to induce the Bank to amend the Agreement as provided for in this Amendment, the Borrower confirms, reaffirms and restates its representations and warranties set for-the in the Agreement.

         IV.   Reference to and Effect on the Agreement

         4.1 Upon the effectiveness of this Amendment, (i) each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby and (ii) each reference in the Agreement to "the Note" shall be deemed to be a reference to the New Note.

         4.2 Except as specifically amended above, all of the terms of the Agreement shall remain unchanged and in full force and effect.

         4.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of the Agreement.

         V.  Governing Law

         This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


                                                  NEW JERSEY RESOURCES
                                                  CORPORATION

                                                  By: /s/ Glenn C. Lockwood
                                                      -------------------------
                                                  Name:   Glenn C. Lockwood
                                                  Title:  Senior Vice President
                                                          and Chief Financial
                                                          Officer

                                                  SOCIETE GENERALE,
                                                  NEW YORK BRANCH

                                                  By: /s/ Gordon Eadon
                                                      -------------------------
                                                  Name:   Gordon Eadon
                                                  Title:  Vice President

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